Exhibit 99.1

General Moly, Inc. — NYSE MKT and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES STRATEGIC PARTNERSHIP WITH AMER INTERNATIONAL GROUP TO BECOME A MAJOR SHAREHOLDER

INVESTMENTS ADVANCE DEVELOPMENT OF MT. HOPE PROJECT

LAKEWOOD, COLORADO — April 17, 2015, General Moly, Inc. (the “Company” or “General Moly”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration, and mining company, announced a significant Investment and Security Purchase Agreement with AMER International Group (“AMER”), a private, Chinese-based multinational company that is one of the world’s largest advanced materials, fine machining, and downstream metals refining providers, and was ranked #295 on the 2014 Fortune Global 500 list, that will also create a strategic partnership and equity investment to assist with General Moly’s ability to secure full project financing for the Mt. Hope Project.

Highlights of the investment agreement include:

•                  AMER entered into a private placement for 40 million common shares of General Moly, priced using the trailing 90-day volume weighted average price (“VWAP”) of $0.50 on April 17, 2015, the date the investment agreement was signed. General Moly anticipates the shares for this equity investment to be issued following approval of stockholders. In addition, AMER and General Moly will enter into a stockholder agreement allowing AMER to nominate directors, and also relating to AMER’s acquisition and transfer of General Moly shares.

•                  AMER has agreed to work with General Moly to procure and support a senior secured term loan (“Bank Loan”) of approximately $700 million from a major Chinese bank or banks for development of the Mt. Hope Project. AMER will guarantee the Bank Loan, which is anticipated to have normal and customary covenants and security arrangements. When drawdown of the Bank Loan becomes available, 80 million warrants to purchase common shares of General Moly will become exercisable by AMER based on the 90-day VWAP of $0.50 from when the investment agreement was signed; and

•                  AMER and General Moly agreed on substantial terms of a definitive agreement that would provide a one-time option exercisable simultaneously with Bank Loan execution to purchase the balance of General Moly’s share of Mt. Hope molybdenum production, estimated to be approximately 16.5 million pounds annually, for the first five years of production, and 70% of General Moly’s annual share of Mt. Hope molybdenum production thereafter.

Bruce D. Hansen, Chief Executive Officer, said, “I am pleased and gratified to build this new partnership with AMER, one of the world’s largest advanced materials, downstream metals refining, and fabrication companies. This transaction is a major catalyst for General Moly as it provides a sizable component of our expected equity requirement and greatly strengthens our potential to access global financial institutions, particularly Chinese banks, to finance a significant portion of the remaining capital necessary for the development of the Mt. Hope Project. Overall, we regard this alliance as a substantial step forward for General Moly’s goal to being fully financed and constructed at Mt. Hope, and would like to acknowledge our many stakeholders that have stood behind us through a successful permitting and regulatory process, our engineering and procurement partnerships, as well as our shareholders for their continued support.”

Wang Wenyin, Chairman of AMER International Group said, “AMER is pleased to create a long-term partnership with General Moly through this strategic investment. We regard the Mt. Hope and Liberty projects as two of the most promising molybdenum assets worldwide, and highly complementary to our copper and tungsten operations, as well as our production of fine machining and advanced cable products. This transaction is critical for advancing our goal of securing a long-term supply of high-grade, low cost molybdenum in a stable jurisdiction to help drive AMER’s operational performance and sustainable long lasting growth. We are committed to being a valuable General Moly partner and shareholder, and are equally dedicated to assisting in securing a significant portion of the resources necessary for the development of the Mt. Hope Project into a world-class molybdenum mine.”

The agreement was signed on April 17, 2015 in Guangzhou, China and coincided with a U.S. Department of Commerce and U.S. Department of Energy Joint Business Development Mission to China. Among those in attendance at the signing ceremony were Bruce Hansen, Chief Executive Officer of General Moly, Wang Wenyin, Chairman of AMER International Group, Penny Pritzker, U.S. Secretary of Commerce, and Jennifer Zimdahl Galt, U.S. Consul General in Guangzhou, China.

The investment agreement is subject to General Moly stockholder approval, which will be sought at the General Moly Annual Meeting of Stockholders.

PRIVATE PLACEMENT

AMER entered into a private placement for 40 million common shares of General Moly, priced using the trailing 90-day volume weighted average price (“VWAP”) of $0.50 on April 17, 2015, the date the investment agreement was signed. General Moly anticipates the shares will be issued on the satisfaction of certain conditions including General Moly’s receipt of stockholder approval. Additionally, AMER is required to obtain necessary Chinese Government approvals for the transaction and to provide a Letter of Intent from a major Chinese bank supporting the loan terms.

Upon closing of the equity investment, AMER and General Moly will also enter into a stockholder agreement allowing AMER to nominate two Directors to General Moly’s then eight member Board of Directors. After Bank Loan drawdown, AMER will nominate a third director to General Moly’s then seven member Board of Directors. The stockholder agreement will also relate to, among other things, AMER’s acquisition and transfer of General Moly shares.

AMER GUARANTEED BANK LOAN

AMER has agreed to work with General Moly to procure and support a Bank Loan of approximately $700 million from a major Chinese bank or banks for development of the Mt. Hope Project. AMER will guarantee the Bank Loan, which is anticipated to have normal and customary covenants and security arrangements.

When drawdown of the approximately $700 million Bank Loan becomes available and documentation is complete, 80 million warrants to purchase common shares of General Moly vest and become exercisable by AMER using the trailing 90- day VWAP of $0.50 from when the investment agreement was signed. All conditions to complete the warrants transaction must be completed no later than April 17, 2017.

MOLYBDENUM SUPPLY AGREEMENT

General Moly has executed off-take agreements with APERAM, SeAH Besteel and Sojitz for an aggregate of approximately 15.5 million pounds of annual molybdenum production for the first five years of Mt. Hope’s operations. AMER and General Moly agreed on substantial terms of a definitive agreement that would provide a one-time option exercisable simultaneously with Bank Loan execution to purchase the balance of General Moly’s share of Mt. Hope molybdenum production, estimated to be approximately 16.5 million pounds annually, for the first five years of production, and 70% of General Moly’s annual share of Mt. Hope molybdenum production thereafter at a cost of spot price less a slight discount.

General Moly’s financial advisor for the transaction is Cutfield Freeman & Co. and its legal counsel is Bryan Cave LLP.  AMER’s Chinese legal counsel for the transaction is Zhonglun Law Firm and its international counsel is Latham & Watkins LLP.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits.  Combined with the Company’s second project, the Liberty Project, a molybdenum and copper property also located in central Nevada, our goal is to become the largest pure play primary molybdenum producer in the world.  For more information on the Company, please visit our website at http://www.generalmoly.com.

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AMER International Group is a leading Chinese multinational company with 15,000 employees and established international headquarters in Geneva, Europe and Singapore, Asia as well as four domestic headquarters in Shenzhen, Beijing, Shanghai and Guangzhou. Global operations are dedicated to enlarging and strengthening the Company’s non-ferrous metals industrial chain. In 2014, the Fortune Global 500, an annual ranking of the top 500 corporations worldwide as measured by revenue, ranked AMER International Group #295.

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Contact Information — General Moly:
Investors - Scott Kozak	(303) 928-8591	skozak@generalmoly.com
Media - Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to maintain required permits to continue construction, commence production and its ability to raise required project financing, adverse governmental regulation and judicial outcomes, including appeal of the Record of Decision and appeal of water permits and estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.